Exhibit 99.1

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC. ANNOUNCES THIRD QUARTER FISCAL

2014 FINANCIAL RESULTS

RENO, NV – May 1, 2014 – Unwired Planet, Inc. (UPIP) today announced financial results for the third quarter of fiscal year 2014.

“The third quarter was a milestone for Unwired Planet as the company’s value creation strategies resulted in the signing of a license and patent sale agreement (which closed in April), and the initiation of two lawsuits filed internationally,” said Eric Vetter, president and chief administrative officer of Unwired Planet. “These initiatives, which are significant in scope and magnitude, provide the framework for future transactions. From an operational standpoint, the company is well capitalized, positioned to enforce our portfolio rights and poised to maximize returns for shareholders.”

On a GAAP basis, net loss for third fiscal quarter ended March 31, 2014 was $9.4 million, or $0.09 per share, compared with a net loss of $7.3 million, or $0.07 per share, in the prior quarter, and with a net loss of $12.2 million, or $0.13 per share, in the March quarter of the preceding year.

On a non-GAAP basis, net loss for the third fiscal quarter ended March 31, 2014, was $8.4 million, or $0.08 per share, compared with a net loss of $7.1 million, or $0.07 per share, in the prior quarter, and with a net loss of $5.8 million, or $0.06 per share, in the March quarter of the preceding year. Non-GAAP net loss excludes restructuring, stock-based compensation, strategic costs, discontinued operations, and the tax impact of these items.

A reconciliation between net loss and net loss per share from a GAAP basis to a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Cash Flows.

Unwired Planet Announces Financial Results

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its third quarter fiscal 2014. Interested parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 877-941-2068 or 480-629-9712 (international). A replay of the conference call will be available until May 22, 2014, beginning at 5:00 p.m. PT on May 1, 2014 by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030, access code: 4677609#.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplant.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and expectations

Unwired Planet Announces Financial Results

regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

Unaudited

	March 31, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$10,892	$47,613
Short-term investments	40,077	10,793
Restricted cash	263	17,251
Accounts receivable	—	88
Prepaid and other current assets	536	420

Total current assets	51,768	76,165
Property and equipment, net of accumulated depreciation	203	212
Long-term investments	15,256	—
Debt issue costs and other assets	1,592	1,861

Total assets	$68,819	$78,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,020	$2,317
Accrued liabilities	2,116	2,817
Accrued legal expense	3,882	3,686
Accrued compensation	657	1,057
Accrued restructuring costs	377	594

Total current liabilities	8,052	10,471
Accrued restructuring costs, net of current portion	—	259
Long-term note payable	24,743	22,096
Other long-term liabilities	650	1,485

Total liabilities	33,445	34,311

Stockholders’ equity
Preferred stock	—	—
Common stock	110	100
Treasury stock	(794)	(575)
Additional paid-in-capital	3,240,316	3,224,769
Accumulated other comprehensive income	21	2
Accumulated deficit	(3,204,279)	(3,180,369)

Total stockholders’ equity	35,374	43,927

Total liabilities and stockholders’ equity	$68,819	$78,238

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenue:
License fees	$—	$30	$—	$36
Fee Share	—	—	—	—

Net revenue	—	30	—	36

Operating costs and expenses:
Sales and marketing expense	—	4	—	82
Patent licensing expenses	5,646	2,861	16,192	11,576
General and administrative	2,278	8,350	5,421	16,491
Restructuring and other related costs	—	42	—	1,848

Total operating costs and expenses	7,924	11,257	21,613	29,997

Operating loss from continuing operations	(7,924)	(11,227)	(21,613)	(29,961)

Interest income	25	38	95	173
Interest expense	(936)	—	(2,718)	(3)
Other income (expense), net	(538)	(1,081)	265	(1,124)

Loss from continuing operations	(9,373)	(12,270)	(23,971)	(30,915)

Discontinued operations:
Gain (loss) on sale of discontinued operations	—	600	—	(150)
Gain (loss) from Discontinued operations, net of tax	(58)	(514)	61	(7,839)

Gain (loss) from discontinued operations	(58)	86	61	(7,989)

Net loss	$(9,431)	$(12,184)	$(23,910)	$(38,904)

Basic and diluted net loss per share from:
Continuing operations	$(0.09)	$(0.13)	$(0.22)	$(0.34)
Discontinued operations	—	—	—	(0.09)

Net loss	$(0.09)	$(0.13)	$(0.22)	$(0.43)

Weighted average shares outstanding basic and diluted	109,738	91,018	106,968	90,426

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

Unaudited

	Nine Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(23,910)	$(38,904)
Adjustments to reconcile net loss to net cash used in operating activities:	4,610	8,401
Changes in operating assets and liabilities:	14,928	(31,817)

Net cash used in operating activities	(4,372)	(62,320)

Cash flows from investing activities:
Purchases of property and equipment	(62)	(37)
Payments to vendors related to the sale of discontinued operations	—	(1,893)
Proceeds from sale of discontinued operations	—	600
Purchases of short-term investments	(29,854)	(10,014)
Proceeds from sales and maturities of investments	27,107	41,613
Purchases of long-term investments	(41,979)	(948)

Net cash provided by (used in) investing activities	(44,788)	29,321

Cash flows from financing activities:
Net proceeds from rights offering issuance of common stock	12,500	—
Proceeds from exercise of stock options	1,630	1,526
Payment of debt and equity issuance costs	(1,472)	—
Purchase of treasury stock	(219)	—
Employee stock purchase plan	—	6

Net cash provided by financing activities	12,439	1,532

Net decrease in cash and cash equivalents	(36,721)	(31,467)
Cash and cash equivalents at beginning of period	47,613	39,709

Cash and cash equivalents at end of period	$10,892	$8,242

Unwired Planet Announces Financial Results

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs and discontinued operations. Unwired Planet considers non-GAAP net income (loss) to be an important metric because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

RECONCILIATION FROM GAAP LOSS TO NON-GAAP LOSS - UNAUDITED

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Reconciliation from GAAP loss to Non-GAAP loss:
Net loss	$(9,431)	$(12,184)	$(23,910)	$(38,904)
Exclude:
Restructuring costs	—	42	—	1,848
Stock-based compensation	940	4,414	1,850	5,147
Strategic costs	—	897	—	2,877
Post strategic costs	—	1,073	—	1,073
Discontinued operations, net of tax	58	(86)	(61)	7,989

Non-GAAP net loss	$(8,433)	$(5,844)	$(22,121)	$(19,970)

GAAP net loss per share	$(0.09)	$(0.13)	$(0.22)	$(0.43)
Exclude:
Restructuring costs	—		—	0.02
Stock-based compensation	0.01	0.06	0.02	0.06
Post strategic costs	—	0.01	—	0.03
Discontinued operations, net of tax	—	—	—	0.09

Non-GAAP net loss	$(0.08)	$(0.06)	$(0.21)	$(0.22)

Shares used in computing net loss per share
GAAP	109,738	91,018	106,968	90,426
Non-GAAP	109,738	91,018	106,968	90,426

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968